As filed with the Securities and Exchange Commission on March 31, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TMC the metals company Inc.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	1000	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1111 West Hastings Street, 15th Floor

Vancouver, British Columbia

V6E-2J3

Telephone: (888) 458-3420

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

Telephone: (800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael L. Fantozzi, Esq.

Daniel T. Kajunski, Esq.

Mintz, Levin, Cohn, Ferris,

Glovsky and Popeo, P.C.

One Financial Center

Boston, Massachusetts 02111

Telephone: (617) 542-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

TMC THE METALS COMPANY INC.

COMMON SHARES

PREFERRED SHARES

DEBT SECURITIES

WARRANTS

UNITS

We or selling securityholders may offer and sell the securities identified above from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered by us or selling securityholders. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement or free writing prospectus, carefully before you invest.

Our securities may be sold directly by us or selling securityholders to you, through agents designated from time to time or to or through underwriters or dealers. These securities may also be resold by the selling securityholders. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment and other options to purchase additional securities will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement. Unless the applicable prospectus supplement provides otherwise, we will not receive any proceeds from the sale of securities by selling securityholders.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common shares are listed on the Nasdaq Global Select Market under the symbol “TMC”. On March 30, 2026, the last reported sale price of our common shares was $4.10 per share. We also have warrants to purchase common shares listed on the Nasdaq Global Select Market under the symbol “TMCWW”. On March 30, 2026, the last reported sale price of these public warrants to purchase common shares was $0.271 per warrant. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Stock Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 4 of this prospectus, included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 31, 2026.

i

Market and Industry Data

Market and other statistical data included or incorporated by reference in this prospectus were obtained from industry publications, market research and publicly available information as well as publications and research conducted by or on our behalf. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Similarly, market research and publicly available information, while believed to be reliable, have not been independently verified, and we make no representation as to the accuracy of such information.

Trademarks, Service marks and Trade Names

All service marks, trademarks and trade names appearing in this prospectus are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies. Solely for convenience, trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

ii

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” (as such term is defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act), using an automatic “shelf” registration process. Using this process, we or the selling securityholders may, from time to time, sell any securities described in this prospectus in one or more offerings. There is no limit on the aggregate amount of the securities that we or the selling securityholders may offer pursuant to the registration statement of which this prospectus is a part. This prospectus provides a general description of the securities we or the selling securityholders may offer. Each time we or the selling securityholders sell any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of the securities being offered and the specific manner in which they will be offered. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement or free writing prospectus may also add, update or change information contained or incorporated by reference in this prospectus. This prospectus, together with the applicable prospectus supplements and any applicable free writing prospectus, and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement or free writing prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement or free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us or any selling securityholder in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus or any prospectus supplement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our or the selling securityholders’ affairs.

This prospectus may not be used to consummate sales of our securities by us or the selling securityholders, unless it is accompanied by a prospectus supplement and any applicable free writing prospectus. To the extent there are inconsistencies between any prospectus supplement or free writing prospectus, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless the context otherwise requires, “the Company,” “we,” “us,” “our” and similar terms refer to TMC the metals company Inc. and our subsidiaries.

For investors outside the United States: We have not done anything that would permit these offerings or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement or free writing prospectus. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements or free writing prospectus and in our most recent annual, quarterly and other filings with the SEC, as well as other information in this prospectus and any prospectus supplements or free writing prospectus and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

About TMC the metals company Inc.

Overview

We are a deep seabed minerals developer focused on the collection, processing and refining of polymetallic nodules found on the seafloor in international waters of the Clarion Clipperton Zone (“CCZ”), approximately 1,500 miles (or 2,400 kilometers) south-west of San Diego, California. The CCZ is a geological submarine fracture zone of abyssal plains and other formations in the Eastern Pacific Ocean, with a length of around 7,240 kilometers (4,500 miles) that spans approximately 4,500,000 square kilometers (1,737,000 square miles). Polymetallic nodules are discrete rocks that sit unattached to the seafloor, occur in significant quantities in the CCZ and have high concentrations of nickel, copper, cobalt and manganese, alongside meaningful concentrations of rare earth elements (REE) in a single rock.

Our mission is to build a carefully managed shared stock of metal (a “metal commons”) that can be used, recovered and reused for generations to come. We believe significant quantities of newly mined metal are required because existing metal stocks are insufficient to meet rapidly rising demand.

The four metals and REEs contained in the polymetallic nodules are on the U.S. Department of Interior’s “2025 List of Critical Minerals”, with end-uses in strategic sectors including semiconductors and AI data centers, steel manufacturing, the defense and marine industrial base. Nickel was included on the list of 13 minerals selected by the U.S. Department of War in March 2026 for targeted procurement efforts through the Defense Industrial Base Consortium. Our resource definition work to date shows that nodules in our contract areas represent the world’s largest estimated undeveloped resource of several of these critical metals. If we are able to collect polymetallic nodules from the seafloor on a commercial scale, we plan to use such nodules to initially produce nickel, cobalt and copper-bearing intermediate and metal cathode products as well as a manganese silicate product of approximately 40% manganese comparable to medium-grade manganese ore. Once in production, we may explore expanding into other product formats including silicomanganese alloy, battery-grade sulfates and precursor Cathode Active Materials (pCAM), as well as extracting REEs contained in nodules.

We are now in the development stage following the release of the results of a pre-feasibility study on one of our development areas in a report titled S-K 1300 Prefeasibility Study for NORI Area D: Technical Report Summary, dated August 4, 2025, prepared by AMC Consultants Pty Lt. and other qualified persons (the “NORI-D PFS”), which declared the world’s first mineral reserves for a seafloor polymetallic nodule project demonstrating the project’s economic viability. We also recently released an initial assessment of our other development areas in a report titled S-K 1300 Technical Report Summary—Initial Assessment of TOML and NORI Properties, Clarion-Clipperton Zone, dated August 4, 2025, prepared by AMC Consultants Pty Lt. and other qualified persons (the “TOML and NORI IA” together with the NORI-D PFS, the “Technical Reports”). We have yet to obtain a commercial recovery permit or other related offshore and onshore permits from the regulators. Additionally, we do not yet hold the environmental or other permits required to construct and operate commercial-scale polymetallic nodule processing and refining facilities on land.

Two parallel regulatory regimes exist to regulate deep seabed exploration and extraction activities in the high seas. The United States adopted the Deep Seabed Hard Mineral Resources Act of 1980 (“DSHMRA”), a U.S. domestic statute administered by the U.S. Department of Commerce through the National Oceanic and Atmospheric Administration (“NOAA”) to regulate deep-sea mining activities of its citizens in the high seas. NOAA implemented regulations for exploration licenses in 1981 and for commercial recovery permits in 1989 and amended these regulations introducing a consolidated exploration license and commercial recovery permit application process in 2026. In parallel, the International Seabed Authority (“ISA”), comprised today of 171 countries and the European Union was established in 1994, pursuant to the United Nations Convention on the Law of the Sea (“UNCLOS”) to regulate deep seabed exploration and exploitation activities of the nationals of Member States. The ISA has adopted exploration regulations in 2000 (amended in 2013 and 2014) and issued 19 polymetallic nodule exploration contracts (17 of which are located in the CCZ) but has been unable to adopt the final exploitation regulations, standards and guidelines despite initiating work in 2014. Almost 30 countries, including the United States, have not ratified UNCLOS and are not Member States of the ISA. The United States has remained a persistent objector to UNCLOS ratification, primarily due to its Part XI seabed mining provisions.

We continue focusing on advancing our commercial production strategy under the DSHMRA regime. In April 2025, our wholly owned subsidiary, The Metals Company USA, LLC (“TMC USA”), submitted two exploration license applications (covering 187,017 square kilometers in the CCZ referred to as TMC USA-A and TMC USA-B) and one commercial recovery permit application (covering 25,160 square kilometers in the CCZ referred to as TMC USA-A) to NOAA. Following the introduction of the consolidated application process by NOAA in January 2026, TMC USA submitted a consolidated exploration license and commercial recovery permit application covering a subset of TMC USA-A area previously applied over in April 2025. The application areas in total are estimated to hold approximately 1.639 billion wet tonnes of measured, indicated and inferred mineral resources. Together, the mineral resources are estimated to contain approximately 15.5 million tonnes of nickel, 12.8 million tonnes of copper, 2.0 million tonnes of cobalt, and 345 million tonnes of manganese.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, as described under the caption “Incorporation of Documents by Reference” on page 40 of this prospectus.

Our Corporate Information

We are a corporation existing under the laws of British Columbia, Canada. Our registered and records office is located at 1111 West Hastings Street, 15th Floor, Vancouver, British Columbia V6E 2J3, and our telephone number is (888) 458-3420. We do not have a physical office in Vancouver, British Columbia, our directors and executive officers work remotely in various countries around the world, and the Vancouver, British Columbia address has been included on the cover page to the registration statement on Form S-3 to which this prospectus forms a part as our principal executive office because this address is our registered and records office required under the Business Corporations Act (British Columbia). Our website address is www.metals.co. The information contained on, or that can be accessed through, our website is not and shall not be deemed to be part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. Investors should not rely on any such information in deciding whether to purchase our common shares or other securities.

Offerings Under This Prospectus by Us or the Selling Securityholders

Under this prospectus, we or the selling securityholders may offer our securities from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we or the selling securityholders may offer. Each time we or the selling securityholders offer securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings.

The prospectus supplement and any applicable free writing prospectus also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus.

We or the selling securityholders may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, and the selling securityholders and their agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we or the selling securityholders offer securities through agents or underwriters, we will include in the applicable prospectus supplement or free writing prospectus:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment and other options to purchase additional securities, if any; and

•	the net proceeds to us.

Selling Securityholders

Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. Information about selling securityholders, if any, will be set forth in a prospectus supplement. See the section titled “Selling Securityholders” on page 10 of this prospectus.

This prospectus may not be used to consummate a sale of any securities by us unless it is accompanied by a prospectus supplement and any applicable free writing prospectus.

RISK FACTORS

Investing in our securities involves significant risk. The prospectus supplement and any free writing prospectus applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in us. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or any applicable free writing prospectus or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K that we have filed with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “targets,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and incorporated by reference in this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The sections in our periodic reports, including our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in this prospectus and the other documents or reports incorporated by reference in this prospectus, discuss some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:

•	the commercial and technical feasibility of seafloor polymetallic nodule collection and processing;

•	our and our partners’ development and operational plans, including with respect to the planned uses of polymetallic nodules, where and how nodules will be obtained and processed, the expected environmental, social and governance impacts thereof and our plans to assess these impacts and the timing and scope of these plans, including our commercialization plans;

•	the supply and demand for nickel and cobalt (including critical metals and battery cathode feedstocks), copper, manganese ores and other steel-making feedstocks;

•	the future prices of nickel and cobalt (including critical metals and battery cathode feedstocks), copper, manganese ores and other steel-making feedstocks;

•	the timing of the exploration license and commercial recovery permit and consolidated applications review by NOAA under DSHMRA;

•	the timing and expectations with respect to the extension of our exploration contracts with the ISA and the receipt of exploitation contracts from the ISA;

•	government regulation of mineral extraction from the deep seafloor and changes in mining laws and regulations;

•	technical, operational, environmental, social and governance risks of developing and deploying equipment to collect and ship polymetallic nodules at sea, and to process such nodules on land;

•	the sources and timing of potential revenue as well as the timing and amount of estimated future production, costs of production, other expenses, capital expenditures and requirements for additional capital;

•	cash flow provided by operating activities;

•	the expected activities of our partners under our key strategic relationships;

•	the sufficiency of our cash on hand to meet our working capital and capital expenditure requirements, the need for additional financing and our ability to continue as a going concern;

•	our ability to raise financing in the future, the nature of any such financing and our plans with respect thereto;

•	any litigation to which we are a party;

•	claims and limitations on insurance coverage;

•	geological, metallurgical and geotechnical studies and opinions;

•	mineral reserve and resource estimates, and our ability to define and declare further mineral reserve estimates;

•	our status as a passive foreign investment company ; and

•	our expected financial performance.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this prospectus and in the documents incorporated by reference in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section entitled “Risk Factors” in this prospectus, as updated and supplemented by the discussion of risks and uncertainties under “Risk Factors” contained in any supplements to this prospectus and in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. As provided for further below, the information contained in this document is believed to be current as of the date of this document and we do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

NO CANADIAN PROSPECTUS QUALIFICATION

Unless otherwise provided in any prospectus supplement or free writing prospectus, (i) the securities offered by this prospectus have not been and will not be qualified for distribution to the public under the securities laws of any province or territory of Canada, (ii) such securities may not be offered or sold, directly or indirectly, in Canada or to a Canadian purchaser or to any person who is purchasing for distribution to, or for the account of, any person in Canada and (iii) the Company is not a reporting issuer under Canadian securities laws and, as such, such securities will be subject to resale restrictions in Canada under such laws for an indefinite amount of time.

CAUTIONARY STATEMENTS REGARDING THE NORI AREA D PRE-FEASIBILITY STUDY AND THE TOML AND NORI INITIAL ASSESSMENT

Except where otherwise stated, the scientific and technical information set forth in or incorporated by reference into this prospectus relating to the area our subsidiary TMC-USA has applied for an exploration license and commercial permit under DSHMRA (which includes part of the area under which our subsidiary NORI holds an exploration contract issued by the ISA), or NORI Area D, and the area under which our subsidiary TMC-USA has applied for an additional exploration license under DSHMRA (which includes part of the area under which our subsidiary NORI holds an exploration contract issued by the ISA and includes the area under which our subsidiary TOML holds an exploration contract issued by the ISA), or the NORI and TOML Properties, is based on technical reports prepared in accordance with the SEC rules set forth in subpart 1300 of Regulation S-K, or the SEC Mining Rules.

•	In respect of NORI Area D, the pre-feasibility study in the technical report titled S-K 1300 NORI Area D Technical Report, dated August 4, 2025, or the NORI Area D TRS, prepared by AMC Consultants Pty Ltd. and other qualified persons, each a “qualified person” as defined in the SEC Mining Rules.

•	In respect of the NORI and TOML Properties, the technical report titled Technical Report Summary—Initial Assessment of TOML and NORI Properties, Clarion-Clipperton Zone, dated August 4, 2025, or the TOML and NORI IA, and together with the NORI Area D TRS, the Technical Reports, prepared by AMC Consultants Pty Ltd. and other qualified persons, each a “qualified person” as defined in the SEC Mining Rules.

The pre-feasibility study included in the NORI Area D TRS indicated that the development of NORI Area D is technically and economically viable. The pre-feasibility study, however, does not represent a feasibility study and does not support a development decision and additional project planning and design are needed to make this decision. In addition, the initial assessment included in the TOML and NORI IA is a conceptual study of the potential viability of mineral resources in the NORI and TOML Properties. This initial assessment indicates that development of the mineral resource in the NORI and TOML Properties is potentially technically and economically viable; however, due to the preliminary nature of project planning and design, and the untested nature of the specific seafloor production systems at a commercial scale, economic viability has not yet been demonstrated. As a result, we plan to continue to estimate our resources and reserves in NORI Area D and the NORI and TOML Properties and further develop the project economics.

As used in this prospectus or in the applicable report summary, the terms “pre-feasibility study,” “feasibility study,” “initial assessment,” “mineral reserve,” “probable mineral reserve,” proven mineral reserve,” “mineral resource,” “measured mineral resource,” “indicated mineral resource” and “inferred mineral resource”, as applicable, and other terms used herein are defined and used in accordance with the SEC Mining Rules.

The NORI Area D TRS also does not include the conversion of all mineral resources included in NORI Area D to mineral reserves and does not include the conversion of any mineral resources to proven mineral reserves and the TOML and NORI IA does not include the conversion of mineral resources to mineral reserves. You are specifically cautioned not to assume that any part or all of the mineral deposits categorized as mineral resources will ever be converted into mineral reserves, as defined by the SEC. You are also cautioned that mineral resources do not have demonstrated economic value. Information concerning our mineral properties in the Technical Reports and in this prospectus includes information that has been prepared in accordance with the requirements of the SEC Mining Rules set forth in subpart 1300 of Regulation S-K. Under SEC standards, mineralization, such as mineral resources, may not be classified as a “reserve” unless the determination has been made that the mineralization would be economically and legally produced or extracted at the time of the reserve determination. Inferred mineral resources have a high degree of uncertainty as to their existence and to whether they can be economically or legally commercialized. Under the SEC Mining Rules, estimates of inferred mineral resources may not form the basis of an economic analysis supporting mineral reserves. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. A significant amount of exploration must be completed in order to determine whether an inferred mineral resource may be upgraded to a higher category. Therefore, you are cautioned not to assume that all or any part of an inferred mineral resource exists, that it can be economically or legally commercialized, or that it will ever be upgraded to a higher category. Approximately 97% of the NORI Area D resource and approximately 6% of the NORI (Areas A to C) and TOML Properties resource are categorized as measured or indicated.

Likewise, you are cautioned not to assume that all or any part of measured or indicated mineral resources will ever be upgraded to mineral reserves or that probable mineral reserves will ever be upgraded to proven mineral reserves. Until mineral deposits are actually mined and processed, mineral resources and mineral reserves must be considered as estimates only.

Further information on each of the polymetallic nodule areas in the CCZ and the Technical Reports referred to above can be found in the documents incorporated by reference into this prospectus. The information contained in or incorporated by reference into this prospectus regarding NORI Area D and the NORI and TOML Properties has been derived from the Technical Reports, is subject to certain assumptions, qualifications and procedures described in the Technical Reports and is qualified in its entirety by the full text of the NORI Area D TRS and the TOML and NORI IA, which are filed as exhibit 96.1 and 96.2, respectively, to our Current Report on Form 8-K filed with the SEC on August 4, 2025.

The technical report entitled “Technical Report Summary – Initial Assessment of the NORI Property, Clarion-Clipperton Zone” dated as of March 17, 2021 (the “2021 NORI Initial Assessment”) and the technical report entitled “Technical Report Summary – TOML Mineral Resource, Clarion Clipperton Zone, Pacific Ocean” dated as of March 26, 2021 (the “2021 TOML Mineral Resource Statement”), each prepared by AMC Consultants Pty Ltd. and other qualified persons, have been superseded by the NORI Area D TRS and the NORI and TOML Initial Assessment and therefore, the 2021 NORI Initial Assessment and the 2021 TOML Resource Statement and any summaries of or excerpts thereof should no longer be relied upon or used by investors for any reason unless specifically allowed by us.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or free writing prospectus, we intend to use any net proceeds from our sale of securities under this prospectus for general corporate purposes. We will have broad discretion over the use of any proceeds. Pending application of the net proceeds, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of any indebtedness.

Unless the applicable prospectus supplement provides otherwise, we will not receive any of the proceeds from the sale of our securities by selling securityholders.

SELLING SECURITYHOLDERS

Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. If the registration statement of which this prospectus forms a part is used by selling securityholders for the sale of any securities registered thereunder pursuant to a registration rights agreement between us and such selling securityholders or otherwise, information about such selling securityholders, their beneficial ownership of our securities and their relationship with us will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

We or the selling securityholders may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or any of the following, any of which will be described in detail in the applicable prospectus supplement:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

We or the selling securityholders may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We or the selling securityholders may distribute the securities on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

We or the selling securityholders may also loan securities to others or sell securities that we or the selling securityholders borrowed from others.

We or the selling securityholders may also designate agents to solicit offers to purchase the securities from time to time, and may enter into arrangements for “at-the-market,” equity line or similar transactions. We will name in a prospectus supplement or free writing prospectus any underwriter or agent involved in the offer or sale of the securities.

If we or the selling securityholders utilize a dealer in the sale of the securities being offered by this prospectus, we or the selling securityholders will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is used in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale, and the name of any underwriter will be provided in any prospectus supplement or free writing prospectus, if required, which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, the selling securityholders, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we, if required, will provide in the applicable prospectus supplement or free writing prospectus information regarding any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We or the selling securityholders may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in a prospectus supplement or free writing prospectus, if required, we or the selling securityholders will authorize the underwriters, dealers or other persons acting as our or their agents to solicit offers by certain institutions to purchase securities from us or the selling securityholders pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement or free writing prospectus, if required. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement or free writing prospectus. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our or the selling securityholders approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our or the selling securityholders’ agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement or free writing prospectus, if required, so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement, or free writing prospectus, if required, will identify and describe any remarketing firm and the terms of its agreement, if any, with us or the selling securityholders and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us or the selling securityholders to indemnification by us or the selling securityholders against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us or the selling securityholders in the ordinary course of business.

Certain underwriters may use this prospectus and any accompanying prospectus supplement or free writing prospectus, if required, for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc., or FINRA.

Common shares sold pursuant to the registration statement of which this prospectus is a part will be authorized for listing and trading on the Nasdaq Stock Market. The applicable prospectus supplement or free writing prospectus, if required, will contain information, where applicable, as to any other listing, if any, on the Nasdaq Stock Market or any securities market or other securities exchange of the securities covered by the prospectus supplement and any applicable free writing prospectus. Underwriters may make a market in our common shares, but will not be obligated to do so and may discontinue any market making at any time without notice. We or the selling securityholders can make no assurance as to the liquidity of or the existence, development or maintenance of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we or the selling securityholders sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us or the selling securityholders, or perform other services for us or the selling securityholders, in the ordinary course of their business.

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

DESCRIPTION OF COMMON SHARES AND SPECIAL SHARES

Our authorized capital consists of (a) an unlimited number of common shares, (b) an unlimited number of preferred shares, issuable in series, (c) 5,000,000 Class A special shares, (d) 10,000,000 Class B special shares, (e) 10,000,000 Class C special shares, (f) 20,000,000 Class D special shares, (g) 20,000,000 Class E special shares, (h) 20,000,000 Class F special shares, (i) 25,000,000 Class G special shares, (j) 25,000,000 Class H special shares, (k) 500,000 Class I special shares, and (l) 741,000 Class J special shares, each without par value.

The following summaries of certain provisions of our common shares and special shares do not purport to be complete. You should refer to the section of this prospectus entitled “Certain Important Provisions of The Notice of Articles and Articles and the BCBCA”, “Ownership and Exchange Controls” and our notice of articles and articles, both of which are included as exhibits to the registration statement of which this prospectus is a part. The summaries below are also qualified by provisions of applicable law.

Common Shares

As of March 30, 2026, there were 433,188,187 common shares issued and outstanding.

General

Holders of common shares are entitled to one (1) vote per share on all matters upon which holders of shares are entitled to vote. Subject to the Business Corporations Act (British Columbia), or the BCBCA, and prior rights of the holders of preferred shares and any other class ranking senior to the common shares, the holders of common shares are entitled to receive non-cumulative dividends as, if and when declared by the board of directors. Subject to the prior rights of the holders of special shares and preferred shares, and any other class ranking senior to the common shares, in the event of our liquidation, dissolution or winding-up or other distribution of our assets among our shareholders for the purpose of winding up our affairs, the holders of common shares will be entitled to share pro rata in the distribution of the balance of our assets. Holders of common shares will have no pre-emptive or conversion or exchange rights or other subscription rights. There are no redemption, retraction, purchase for cancellation or surrender provisions or sinking or purchase fund provisions applicable to common shares. There is no provision in the notice of articles and articles requiring holders of common shares to contribute additional capital, or permitting or restricting the issuance of additional securities or any other material restrictions. The special rights or restrictions attached to common shares are subject to and may be adversely affected by, the rights attached to any series of preferred shares that the board of directors may designate in the future.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Continental Stock Transfer & Trust Company, N.A.

Stock Exchange Listing

Our common shares are listed for trading on the Nasdaq Global Select Market under the symbol “TMC”.

Registration Rights

At the closing of our business combination with Sustainable Opportunities Acquisition Corp., or SOAC, on September 9, 2021, we and certain of our shareholders and shareholders of SOAC entered into an amended and restated registration rights agreement, pursuant to which, among other things, these shareholders were granted certain registration rights with respect to their respective common shares on the terms and subject to the conditions therein. Additionally, (a) the securities purchase agreement entered into on August 14, 2023, (b) the securities purchase agreement entered into on November 14, 2024, as amended, and (c) the securities purchase agreement entered into on May 12, 2025, provide the investors under each agreement with certain registration rights with respect to the common shares and, as applicable, warrants to purchase common shares purchased pursuant to such agreements. The Company has filed registration statements, which remain effective, in connection with these registration rights.

Participation Right

In connection with the June 2025 private placement financing, we granted the investor in the financing, subject to certain exceptions, a right to participate in any public offering or private placement of any common shares or common share equivalents primarily for capital raising purposes, referred to herein as a Proposed Offering, up to such amount of securities to maintain its percentage ownership at the time of such Proposed Offering. Such right to participate in future financings will expire upon the earlier to occur of (i) June 16, 2030, (ii) the date on which the investor owns less than all of the common shares it purchased in the financing and (iii) immediately after a closing of a Proposed Offering where the investor does not exercise its participation right in full.

Special Shares

As of March 30, 2026, there were issued and outstanding (a) 4,613,611 Class A special shares, (b) 9,227,112 Class B special shares, (c) 9,227,112 Class C special shares, (d) 18,454,372 Class D special shares, (e) 18,454,372 Class E special shares, (f) 18,454,372 Class F special shares, (g) 23,068,000 Class G special shares, (h) 23,068,000 Class H special shares, (i) 500,000 Class I special shares and (j) 741,000 Class J special shares. As of March 30, 2026, there were an additional (i) 377,647 Class A special shares, (ii) 755,307 Class B special shares, (iii) 755,307 Class C special shares, (iv) 1,510,613 Class D special shares, (v) 1,510,613 Class E special shares, (vi) 1,510,613 Class F special shares, (vii) 1,888,273 Class G special shares and (viii) 1,888,273 Class H special shares issuable upon the exercise of outstanding options to purchase common shares and special shares.

Holders of special shares are not entitled to any voting rights, except as required under the BCBCA in certain circumstances, and are not entitled to receive dividends. Subject to the prior rights of the holders of preferred shares, in the event of our liquidation, dissolution or winding-up or other distribution of our assets among our shareholders for the purpose of winding up our affairs, the holders of special shares will be entitled to receive an amount equal to $0.00000000001 per special share, or the Redemption Price. Holders of special shares have no pre-emptive or exchange rights or other subscription rights. There is no provision in our notice of articles and articles requiring holders of special shares to contribute additional capital. The special rights or restrictions attached to special shares are subject to and may be adversely affected by, the rights attached to any series of preferred shares that the board of directors may designate in the future. Our notice of articles and articles provide that the special shares may not be, directly or indirectly, sold, transferred, assigned, pledged, mortgaged, exchanged, hypothecated or encumbered without the prior approval of the board of directors, which shall only be given under certain circumstances specified in our notice or articles and articles, referred to herein as a Permitted Transfer. Notwithstanding the foregoing, any holder of special shares may, at any time, provide an irrevocable direction and agreement in favor of us that a proposed transfer shall be deemed not to be a Permitted Transfer and that irrevocable direction may provide that any other Permitted Transfer shall require that the transferee provide an identical type of irrevocable direction and agreement.

Subject to the provisions of the BCBCA, any special shares then outstanding shall be redeemed by us without any action on the part of the holders of special shares (i) at any time after the 15th year anniversary of the original issue date of the special shares or (ii) at any time after a Change of Control, in each case at the Redemption Price. For the purposes of our notice of articles and articles, “Change of Control” shall mean any transaction or series of related transactions (x) under which any person or one or more persons that are affiliates or that are acting as a “group” (as defined in Section 13(d)(3) of the Exchange Act), directly or indirectly, acquires or otherwise purchases (i) the Company or (ii) all or a material portion of assets, businesses or our Equity Securities (as defined below) or (y) that results, directly or indirectly, in our shareholders as of immediately prior to such transaction holding, in the aggregate, less than 50% of the voting Equity Securities immediately after the consummation thereof (excluding, for the avoidance of doubt, any special shares and the common shares issuable upon conversion thereof) (in the case of each of clause (x) and (y), whether by amalgamation, merger, consolidation, arrangement, tender offer, recapitalization, purchase or issuance of Equity Securities or otherwise), and “Equity Securities” shall refer to common shares, the preferred shares, special shares or any other class of shares or series thereof in our capital or similar interest in us (including any stock appreciation, phantom stock, profit participation or similar rights), and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.

The special shares will automatically convert into common shares on a one (1) for one (1) basis (unless adjusted as described below) upon the occurrence of the following events:

•	in the case of the Class A special shares, if (a) on any twenty (20) trading days within any thirty (30) trading day period, the common shares trade on the principal securities exchange or securities market on which common shares are then traded for a price that is greater than or equal to $15.00, or (b) there occurs any transaction resulting in a Change of Control with a valuation of the common shares that is greater than or equal to $15.00 per common share;

•	in the case of the Class B special shares, if (a) on any twenty (20) trading days within any thirty (30) trading day period, the common shares trade on the principal securities exchange or securities market on which common shares are then traded for a price that is greater than or equal to $25.00, or (b) there occurs any transaction resulting in a Change of Control with a valuation of the common shares that is greater than or equal to $25.00 per common share;

•	in the case of the Class C special shares, if (a) on any twenty (20) trading days within any thirty (30) trading day period, the common shares trade on the principal securities exchange or securities market on which common shares are then traded for a price that is greater than or equal to $35.00, or (b) there occurs any transaction resulting in a Change of Control with a valuation of the common shares that is greater than or equal to $35.00 per common share;

•	in the case of the Class D special shares, if (a) on any twenty (20) trading days within any thirty (30) trading day period, the common shares trade on the principal securities exchange or securities market on which common shares are then traded for a price that is greater than or equal to $50.00, or (b) there occurs any transaction resulting in a Change of Control with a valuation of the common shares that is greater than or equal to $50.00 per common share;

•	in the case of the Class E special shares, if (a) on any twenty (20) trading days within any thirty (30) trading day period, the common shares trade on the principal securities exchange or securities market on which common shares are then traded for a price that is greater than or equal to $75.00, or (b) there occurs any transaction resulting in a Change of Control with a valuation of the common shares that is greater than or equal to $75.00 per common share;

•	in the case of the Class F special shares, if (a) on any twenty (20) trading days within any thirty (30) trading day period, the common shares trade on the principal securities exchange or securities market on which common shares are then traded for a price that is greater than or equal to $100.00, or (b) there occurs any transaction resulting in a Change of Control with a valuation of the common shares that is greater than or equal to $100.00 per common share;

•	in the case of the Class G special shares, if (a) on any twenty (20) trading days within any thirty (30) trading day period, the common shares trade on the principal securities exchange or securities market on which common shares are then traded for a price that is greater than or equal to $150.00, or (b) there occurs any transaction resulting in a Change of Control with a valuation of the common shares that is greater than or equal to $150.00 per common share;

•	in the case of the Class H special shares, if (a) on any twenty (20) trading days within any thirty (30) trading day period, the common shares trade on the principal securities exchange or securities market on which common shares are then traded for a price that is greater than or equal to $200.00, or (b) there occurs any transaction resulting in a Change of Control with a valuation of the common shares that is greater than or equal to $200.00 per common share;

•	in the case of the Class I special shares, if (a) on any twenty (20) trading days within any thirty (30) trading day period, the common shares trade on the principal securities exchange or securities market on which common shares are then traded for a price that is greater than or equal to $50.00, or (b) there occurs any transaction resulting in a Change of Control with a valuation of the common shares that is greater than or equal to $50.00 per common share; and

•	in the case of the Class J special shares, if (a) on any twenty (20) trading days within any thirty (30) trading day period, the common shares trade on the principal securities exchange or securities market on which common shares are then traded for a price that is greater than or equal to $12.00, or (b) there occurs any transaction resulting in a Change of Control with a valuation of the common shares that is greater than or equal to $12.00 per common share.

No fractional common shares will be issued upon the conversion of the special shares and no payment will be made to the holders of special shares in lieu thereof. Rather, the holders of special shares shall be entitled to the number of common shares determined by rounding the entitlement down to the nearest whole number.

In the event that the common shares are at any time sub-divided, consolidated, converted or exchanged for a greater or lesser number of shares of the same or another class, then appropriate adjustments will be made in the rights and conditions attaching to the special shares so as to preserve in all respects the benefits of the holders of special shares.

In the event of any merger, amalgamation, consolidation, arrangement, reorganization or other business combination involving the Company with another entity, other than a Change of Control, the holders of special shares will be entitled to receive, on conversion, such securities or other property as if on the effective date of the event they were registered holders of the number of common shares which such holders of special shares were entitled to receive upon conversion of their special shares.

DESCRIPTION OF PREFERRED SHARES

The following description of our preferred shares and the description of the terms of any particular series of preferred shares that we choose to issue hereunder are not complete. These descriptions are qualified in their entirety by reference to notice of articles and articles, both of which are included as exhibits to the registration statement of which this prospectus is a part.

We are authorized to issue an unlimited number of preferred shares, issuable in series. Accordingly, the board of directors is authorized, without shareholder approval but subject to the provisions of the BCBCA and our articles and notice of articles, to determine the maximum number of shares of each series, create or alter an identifying name for each series and alter or attach such special rights or restrictions, including dividend, liquidation and voting rights, as the board of directors may determine, and such special rights or restrictions, including dividend, liquidation and voting rights, may be superior to those of the common shares and special shares. The issuance of preferred shares, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or discouraging potential acquisition proposals and might adversely affect the market price of the common shares and the voting and other rights of the holders of common shares. We have no current plan to issue any preferred shares.

United States federal and Canadian income tax consequences and special considerations, if any, applicable to any such preferred shares will be described in the applicable prospectus supplement or free writing prospectus.

Transfer Agent and Registrar

The transfer agent and registrar for our preferred shares will be set forth in the applicable prospectus supplement or free writing prospectus.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectus, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. If we so indicate in a prospectus supplement or free writing prospectus, the terms of any debt securities offered under such prospectus supplement and any applicable free writing prospectus may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement or free writing prospectus differ from the terms described below, the terms set forth in the prospectus supplement and free writing prospectus shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture, or the Trust Indenture Act. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

These debt securities may also be resold by the selling securityholders.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement or any applicable free writing prospectus the following terms relating to a series of debt securities:

•	the title or designation;

•	the aggregate principal amount and any limit on the amount that may be issued;

•	the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

•	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

•	the maturity date and the date or dates on which principal will be payable;

•	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place or places where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion of any material or special U.S. federal and Canadian income tax considerations applicable to a series of debt securities;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the material U.S. federal and Canadian income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement or free writing prospectus.

Conversion or Exchange Rights

We will set forth in the prospectus supplement or free writing prospectus the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common shares or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our common shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale/No Protection in Event of a Change of Control or Highly Leveraged Transaction

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement or free writing prospectus, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant set forth in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur as to us.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement and any applicable free writing prospectus relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•	the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

Modification of Indenture/Waiver

The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

•	reducing the principal amount of discount securities payable upon acceleration of maturity;

•	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement or free writing prospectus with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement or free writing prospectus the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement or free writing prospectus, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement or free writing prospectus any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement or free writing prospectus. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

General

We and the selling securityholders may offer and sell warrants to purchase our common shares, preferred shares and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement or free writing prospectus. Below is a description of certain general terms and provisions of the warrants that we or the selling securityholders may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement or free writing prospectus relating to the warrants.

The applicable prospectus supplement or free writing prospectus will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for our common shares and the number of our common shares to be received upon exercise of the warrants;

•	if applicable, the exercise price for our preferred shares, the number of preferred shares to be received upon exercise, and a description of that series of our preferred shares;

•	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal and Canadian income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common shares, preferred shares and/or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants may be sold separately or with other securities as parts of units;

•	the governing law of the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

The transfer agent and registrar for any warrants we or the selling securityholders offer will be set forth in the applicable prospectus supplement or free writing prospectus.

Outstanding Warrants

As of March 30, 2026, there were (i) public warrants outstanding entitling the holders thereof to purchase an aggregate of 15,000,000 common shares at an exercise price of $11.50 per share, (ii) private placement warrants outstanding entitling the holders thereof to purchase an aggregate of 9,500,000 common shares at an exercise price of $11.50 per share, (iii) Class A warrants outstanding entitling the holders thereof to purchase an aggregate of 4,317,500 common shares at an exercise price of $2.00 per share, (iv) Class B warrants outstanding entitling the holders thereof to purchase an aggregate of 15,000 common shares at an exercise price of $2.00 per share, (v) Class C warrants outstanding entitling the holders thereof to purchase an aggregate of 10,003,333 common shares at an exercise price of $4.50 per share, (vi) a warrant outstanding entitling the holder thereof to purchase 9,146,268 common shares at an exercise price of $4.72 per share that becomes exercisable upon certain conditions, (vii) a warrant outstanding entitling the holder thereof to purchase 1,000,000 common shares at an exercise price of $5.87 per share that becomes exercisable upon certain conditions and (viii) a warrant outstanding entitling the holder thereof to purchase 6,868,181 common shares at an exercise price of $7.00 per share.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements or free writing prospectus, summarizes the material terms and provisions of the units that we or the selling securityholders may offer under this prospectus. While the terms summarized below will apply generally to any units that we or the selling securityholders may offer, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement or free writing prospectus. If we indicate in the prospectus supplement or free writing prospectus, the terms of any units offered under that prospectus supplement and any applicable free writing prospectus may differ from the terms described below. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus.

General

We may issue units consisting of debt securities, common shares, preferred shares, or warrants, for the purchase of common shares and/or preferred shares in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement or free writing prospectus the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below;

•	the governing law of the unit agreement; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

We may issue units in such amounts and in such numbers of distinct series as we determine.

United States federal and Canadian income tax consequences and special considerations, if any, applicable to any such units will be described in the applicable prospectus supplement or free writing prospectus.

The provisions described in this section, as well as those described under “Description of Common Shares and Special Shares,” “Description of Preferred Shares,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit, as applicable, and to any common share, preferred share or warrant included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we or the securityholders offer will be set forth in the applicable prospectus supplement or free writing prospectus.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

CERTAIN IMPORTANT PROVISIONS OF THE NOTICE OF ARTICLES AND ARTICLES AND THE BCBCA

The following is a summary of certain important provisions of our articles and certain related sections of the BCBCA. Please note that this is only a summary and is not intended to be exhaustive. This summary is subject to, and is qualified in its entirety by reference to, the provisions of our articles and the BCBCA.

Stated Objects or Purposes

The notice of articles and articles do not contain stated objects or purposes and do not place any limitations on the business that we may carry on.

Directors

Power to vote on matters in which a director is materially interested. Under the BCBCA, a director of a company is liable to account to the company for any profit that accrues to the director under or as a result of a contract or transaction in which the director holds a disclosable interest if the contract or transaction is material to the company, the company has entered, or proposes to enter, into the contract or transaction, and either the director has a material interest in the contract or transaction or is a director of, or has a material interest in, a person who has a material interest in the contract or transaction, unless otherwise provided for in the BCBCA. A director does not hold a disclosable interest in a contract or transaction merely because the contract or transaction: (i) is an arrangement by way of security granted by the company for money loaned to, or obligations undertaken by, the director, or a person in whom the director has a material interest, for the benefit of the company or one of its affiliates; (ii) relates to an indemnity or insurance permitted under the BCBCA; (iii) relates to the remuneration of the director in his or her capacity as director, officer, employee or agent of the company or one of its affiliates; (iv) relates to a loan to the company, and the director, or a person in whom the director has a material interest, is or is to be a guarantor of some or all of the loan; or (v) is, has been or will be made with or for the benefit of a company that is affiliated with the company and the director is also a director or senior officer of that company or an affiliate of that company.

A director who holds a disclosable interest may also be liable to account to the company for any profit that accrues to the director under or as a result of a contract or transaction in which the director holds a disclosable interest, unless the contract or transaction is: (i) approved by the other non-interested directors (unless all directors have a disclosable interest) or by a special resolution of the shareholders, after the nature and extent of the disclosable interest has been disclosed to the directors or shareholders, as applicable, or (ii) the contract or transaction was entered into before the individual became a director, the disclosable interest was disclosed to the other directors or shareholders, as applicable, and the director who holds the disclosable interest does not vote on any decision or resolution touching on the contract or transaction. Directors are also required to comply with certain other relevant provisions of the BCBCA regarding conflicts of interest. A director who holds such disclosable interest in respect of any material contract or transaction into which the company has entered or proposes to enter may be required to absent himself or herself from the meeting while discussions and voting with respect to the matter are taking place.

Directors’ power to determine the remuneration of directors. The remuneration of our directors, if any, may be determined by our directors subject to our articles. The remuneration may be in addition to any salary or other remuneration paid to any of our employees (including senior officers) who are also directors.

Number of shares required to be owned by a director. Our articles do not and the BCBCA does not provide that a director is required to hold any shares in our capital as a qualification for holding his or her office.

Shareholder Meetings

Subject to applicable exchange requirements, and the BCBCA, we will have to hold a general meeting of our shareholders at least once every year at a time and place determined by our board of directors, provided that the meeting must not be held later than 15 months after the preceding annual general meeting, unless an extension is obtained. A meeting of our shareholders may be held anywhere in or outside British Columbia. The board of directors may also determine that shareholders may attend a meeting of shareholders by means of telephone, or other communications medium.

A notice to convene a meeting, specifying the date, time and location of the meeting, and, where a meeting is to consider special business, the general nature of the special business, among other things, must be sent to each shareholder entitled to attend the meeting and to each director, so long that the company is a public company, not less than 21 days and no more than two months prior to the meeting, although, as a result of applicable securities laws, the minimum time for notice is effectively longer in most circumstances. Under the BCBCA, shareholders entitled to notice of a meeting may waive or reduce the period of notice for that meeting, provided applicable securities laws are met. The accidental omission to send notice of any meeting of shareholders to, or the non-receipt of any notice by, any person entitled to notice does not invalidate any proceedings at that meeting.

Our articles provide a quorum for meetings of shareholders is present if at least two shareholders who, in the aggregate, hold at least 5% of the issued shares entitled to vote at the meeting, are present in person or represented by proxy at the meeting. Additionally, the Nasdaq requires that a quorum of at least 33 1/3% of the issued shares entitled to vote at the meeting be so present. If a quorum is not present within one half hour from the time set for the holding of any meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place, or at such other date, time or location as the chair of the meeting specifies on the adjournment, unless the meeting was requisitioned by shareholders, in which case the meeting is dissolved.

Holders of common shares are entitled to attend and vote at meetings of our shareholders except meetings at which only holders of another class of shares are entitled to vote. Except as otherwise provided with respect to any particular series of preferred shares or special shares, and except as otherwise required by law, the holders of our preferred shares and/or special shares are not entitled to receive notice of, or to attend or vote at any meetings of our shareholders. Our directors and officers, our auditor and any other persons invited by our directors are entitled to attend any meeting of our shareholders but will not be counted in the quorum or be entitled to vote at the meeting unless he or she is a shareholder or proxyholder entitled to vote at the meeting.

Shareholder Proposals and Advance Notice Procedures

Under the BCBCA, qualified shareholders holding, directly or indirectly, at least (i) 1% of the common shares or (ii) common shares with a fair market value in excess of CAD$2,000 may make proposals for matters to be considered at the annual general meeting of shareholders. Such proposals must be sent to us in advance of any proposed meeting by delivering a timely written notice in proper form to our registered office in accordance with the requirements of the BCBCA. The notice must include information on the business the shareholder intends to bring before the meeting. To be a qualified shareholder, a shareholder must currently be and have been a registered or beneficial owner of at least one common share for an uninterrupted period of at least two years before the date of signing the proposal.

Certain advance notice provisions with respect to the election of our directors are included in the notice of articles and articles, referred to herein as the Advance Notice Provisions. The Advance Notice Provisions are intended to: (i) facilitate orderly and efficient annual general meetings or, where the need arises, special meetings; (ii) ensure that all shareholders receive adequate notice of board nominations and sufficient information with respect to all nominees; and (iii) allow shareholders to register an informed vote. Only persons who are nominated in accordance with the Advance Notice Provisions will be eligible for election as directors at any annual meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors. Our board of directors may, in their sole discretion, waive any and all requirements set forth in our articles in respect of the Advance Notice Provisions.

Under the Advance Notice Provisions, a shareholder wishing to nominate a director would be required to provide us notice, in the prescribed form, within the prescribed time periods. These time periods include, (i) in the case of an annual meeting of shareholders (including annual and special meetings), not less than 30 days prior to the date of the annual meeting of shareholders; provided, that if the first public announcement of the date of the annual meeting of shareholders, referred to herein as the Notice Date, is less than 50 days before the meeting date, not later than the close of business on the 10th day following the Notice Date; and (ii) in the case of a special meeting (which is not also an annual meeting) of shareholders called for any purpose which includes electing directors, not later than the close of business on the 15th day following the Notice Date.

These provisions could have the effect of delaying until the next shareholder meeting the nomination of certain persons for director that are favored by the holders of a majority of our outstanding voting securities.

Forum Selection

Our articles include a forum selection provision that provides that, unless we consent in writing to the selection of an alternative forum, the Supreme Court of British Columbia, Canada and the appellate courts therefrom, are the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or other employees to our company; (iii) any action or proceeding asserting a claim arising pursuant to any provision of the BCBCA or the notice of articles and articles (as each may be amended from time to time); or (iv) any action or proceeding asserting a claim otherwise related to the relationships among us, our affiliates and our respective shareholders, directors and/or officers, but excluding claims related to our business or of such affiliates. The forum selection provision also provides that our securityholders are deemed to have consented to personal jurisdiction in the Province of British Columbia and to service of process on their counsel in any foreign action initiated in violation of the foregoing provisions. This provision does not apply to suits brought to enforce any duty or liability created by the Securities Act or the Exchange Act, or the rules and regulations thereunder.

For claims brought under the Securities Act, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all claims brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, and our articles provide that the federal district courts of the United States of America, to the fullest extent permitted by law, are the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, referred to herein as the Federal Forum Provision. Application of the Federal Forum Provision means that suits brought by our shareholders to enforce any duty or liability created by the Securities Act must be brought in federal court and cannot be brought in state court, unless we consent in writing to the selection of an alternative forum.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Accordingly, actions by our shareholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in federal court. Our shareholders will not be deemed to have waived our compliance with the federal securities laws and the regulations promulgated thereunder.

Any person or entity purchasing or otherwise acquiring or holding any interest in any of common shares shall be deemed to have notice of and consented to the aforementioned forum selection provisions, including the Federal Forum Provision. Additionally, our shareholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. These provisions may limit our shareholders’ ability to bring a claim in a judicial forum they find favorable for disputes with us or our directors, officers, or other employees, which may discourage lawsuits against us and our directors, officers, and other employees. Alternatively, if a court were to find the choice of forum provision contained in our articles to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

Limitation of Liability and Indemnification

Under the BCBCA, a company may indemnify: (i) a current or former director or officer of that company; (ii) a current or former director or officer of another company if, at the time such individual held such office, such company was an affiliate of the company, or if such individual held such office at the company’s request; or (iii) an individual who, at the request of the company, held, or holds, an equivalent position in another entity, or an indemnifiable person, against all judgments, penalties or fines, or amounts paid to settle a proceeding or an action, in respect of any civil, criminal, administrative or other legal proceeding or investigative action (whether current, threatened, pending or completed) in which he or she is involved because of that person’s position as an indemnifiable person, or an eligible proceeding, unless: (i) the individual did not act honestly and in good faith with a view to the best interests of such company or the other entity, as the case may be; or (ii) in the case of a proceeding other than a civil proceeding, the individual did not have reasonable grounds for believing that the individual’s conduct in respect of which proceeding was brought was lawful. A company cannot indemnify an indemnifiable person if it is prohibited from doing so under its articles or by applicable law. A company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred.

OWNERSHIP AND EXCHANGE CONTROLS

There is no limitation imposed by Canadian law or by the notice of articles and articles on the right of a non-resident to hold or vote common shares, other than discussed below.

Competition Act

Limitations on the ability to acquire and hold common shares may be imposed by the Competition Act (Canada). This legislation permits the Commissioner of Competition, or the Commissioner, to review any acquisition or establishment, directly or indirectly, including through the acquisition of shares, of control over or of a significant interest in us. This legislation grants the Commissioner jurisdiction, for up to one year after the acquisition has been substantially completed where the Commissioner has been notified of the acquisition (or up to three years where no notice has been given to the Commissioner), to challenge this type of acquisition by seeking a remedial order, including an order to prohibit the acquisition or require divestitures, from the Canadian Competition Tribunal, which may be granted where the Competition Tribunal finds that the acquisition substantially prevents or lessens, or is likely to substantially prevent or lessen, competition.

This legislation also requires any person or persons who intend to acquire more than 20% of our voting shares or, if such person or persons already own more than 20% of our voting shares prior to the acquisition, more than 50% of our voting shares, to file a notification with the Canadian Competition Bureau if certain financial thresholds are exceeded. Where a notification is required, unless an exemption is available, the legislation prohibits completion of the acquisition until the expiration of the applicable statutory waiting period, unless the Commissioner either waives or terminates such waiting period or issues an advance ruling certificate. The Commissioner’s review of a notifiable transaction for substantive competition law considerations may take longer than the statutory waiting period.

Investment Canada Act

The Investment Canada Act requires each “non Canadian” (as defined in the Investment Canada Act) who acquires “control” of an existing “Canadian business,” to file a notification in prescribed form with the responsible federal government department or departments not later than 30 days after closing, provided the acquisition of control is not a reviewable transaction under the Investment Canada Act. Subject to certain exemptions, a transaction that is reviewable under the Investment Canada Act may not be implemented until an application for review has been filed and the responsible Minister of the federal cabinet has determined that the investment is likely to be of “net benefit to Canada” taking into account certain factors set out in the Investment Canada Act. Under the Investment Canada Act, an investment in common shares by a non-Canadian who is an investor originating from a country with which Canada has a free trade agreement, including a United States investor, would be reviewable only if it were an investment to acquire control of us pursuant to the Investment Canada Act and our enterprise value (as determined pursuant to the Investment Canada Act and its regulations) was equal to or greater than the amount specified, which is currently CAD$2.179 billion. For most other investors who are not state-owned enterprises the threshold is currently CAD$1.452 billion for 2026.

The Investment Canada Act contains various rules to determine if there has been an acquisition of control. Generally, for purposes of determining whether an investor has acquired control of a corporation by acquiring shares, the following general rules apply, subject to certain exceptions: the acquisition of a majority of the undivided ownership interests in the voting shares of the corporation is deemed to be acquisition of control of that corporation; the acquisition of less than a majority, but one-third or more, of the voting shares of a corporation or of an equivalent undivided ownership interest in the voting shares of the corporation is presumed to be acquisition of control of that corporation unless it can be established that, on the acquisition, the corporation is not controlled in fact by the acquirer through the ownership of voting shares; and the acquisition of less than one-third (1/3) of the voting shares of a corporation or of an equivalent undivided ownership interest in the voting shares of the corporation is deemed not to be acquisition of control of that corporation.

Under the national-security-review regime in the Investment Canada Act, review on a discretionary basis may also be undertaken by the federal government in respect to a much broader range of investments by a non-Canadian to “acquire, in whole or part, or to establish an entity carrying on all or any part of its operations in Canada.” No financial threshold applies to a national-security review. The relevant test is whether such investment by a non-Canadian could be “injurious to national security.” The responsible ministers have broad discretion to determine whether an investor is a non-Canadian and therefore subject to national-security review. Review on national-security grounds is at the discretion of the responsible ministers, and may occur on a pre- or post-closing basis.

Certain transactions relating to common shares will generally be exempt from the Investment Canada Act, subject to the federal government’s prerogative to conduct a national-security review, including:

•	the acquisition of common shares by a person in the ordinary course of that person’s business as a trader or dealer in securities;

•	the acquisition of control of us in connection with the realization of security granted for a loan or other financial assistance and not for any purpose related to the provisions of the Investment Canada Act; and

•	the acquisition of control of us by reason of an amalgamation, merger, consolidation or corporate reorganization following which the ultimate direct or indirect control in fact of us, through ownership of common shares, remains unchanged.

Other

There is no law, governmental decree or regulation in Canada that restricts the export or import of capital, or that would affect the remittance of dividends (if any) or other payments by us to non-resident holders of common shares, other than sanctions, anti-terrorism, anti-money laundering or withholding tax requirements, and the requirements of the BCBCA, including relating generally to dividends, returns of capital and redemptions.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of material U.S. federal income tax considerations applicable to you if you are a U.S. Holder (as defined below) of our common shares and/or public warrants. This discussion addresses only those U.S. Holders that hold our common shares and/or public warrants as capital assets (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code. This summary does not discuss all aspects of U.S. federal income taxation that may be relevant to particular investors in light of their particular circumstances, or to investors subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	mutual funds;

•	pension plans;

•	S corporations;

•	broker-dealers;

•	traders in securities that elect mark-to-market treatment;

•	regulated investment companies;

•	real estate investment trusts;

•	trusts and estates;

•	tax-exempt organizations (including private foundations);

•	investors that hold our common shares or public warrants as part of a “straddle,” “hedge,” “conversion,” “synthetic security,” “constructive ownership transaction,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes;

•	investors subject to the alternative minimum tax provisions of the Code;

•	U.S. Holders that have a functional currency other than the U.S. dollar;

•	U.S. expatriates or former long-term residents of the United States;

•	investors subject to the U.S. “inversion” rules;

•	U.S. Holders owning or considered as owning (directly, indirectly, or through attribution) 5% (measured by vote or value) or more of our common shares;

•	persons that acquired our common shares or public warrants pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation for the performance of services;

•	controlled foreign corporations;

•	accrual method taxpayers that file applicable financial statements as described in Section 451(b) of the Code;

•	passive foreign investment companies, or PFICs; and

•	persons who are not U.S. Holders, all of whom may be subject to tax rules that differ materially from those summarized below.

This summary does not discuss any state, local, or non-U.S. tax considerations, any non-income tax (such as gift or estate tax) considerations, the alternative minimum tax or the Medicare tax on net investment income. If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds common shares or public warrants the tax treatment of a partner in such partnership will generally depend upon the status of the partner, the activities of the partnership and the partner and certain determinations made at the partner level. If you are a partner of a partnership holding common shares or public warrants, you are urged to consult your tax advisor regarding the tax consequences to you of the ownership and disposition of common shares or public warrants by the partnership.

This summary is based upon the Code, the U.S. Department of Treasury regulations, or Treasury Regulations, current administrative interpretations and practices of the Internal Revenue Service, or IRS, and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax considerations described below.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of common shares or public warrants, as the case may be, that is:

•	an individual who is a U.S. citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury Regulations to be treated as a U.S. person.

Tax Consequences of Ownership and Disposition of Common Shares and Public Warrants

Dividends and Other Distributions on Common Shares

Subject to the PFIC rules discussed below under the heading “—Passive Foreign Investment Company Rules,” distributions on common shares will generally be taxable as a dividend for U.S. federal income tax purposes to the extent paid from the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of the Company’s current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its common shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the common shares and will be treated as described below under the heading “—Tax Consequences of Ownership and Disposition of Common Shares and Public Warrants—Sale, Taxable Exchange or Other Taxable Disposition of Common Shares and Public Warrants.” The amount of any such distribution will include any amounts withheld by us (or another applicable withholding agent) in respect of Canadian income taxes. Any amount treated as dividend income will be treated as foreign-source dividend income. Amounts treated as dividends that the Company pays to a U.S. Holder that is a taxable corporation generally will be taxed at regular corporate income tax rates and will not qualify for the dividends received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. With respect to non-corporate U.S. Holders, under tax laws currently in effect and subject to certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), dividends generally will be taxed at the lower applicable long-term capital gains rate only if common shares are readily tradable on an established securities market in the United States or the Company is eligible for benefits under an applicable tax treaty with the United States, and the Company is not treated as a PFIC with respect to such U.S. Holder in the year that the dividend is paid or in the preceding year and provided certain holding period requirements are met. The amount of any dividend distribution paid in Canadian dollars will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

Subject to applicable limitations, non-refundable Canadian income taxes withheld from dividends on common shares at a rate not exceeding the rate provided by the applicable treaty with the United States will be eligible for credit against the U.S. Holder’s U.S. federal income tax liability. The rules governing foreign tax credits are complex and U.S. Holders are urged to consult their tax advisers regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, a U.S. Holder may deduct foreign taxes, including any Canadian income tax, in computing their taxable income, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.

Sale, Taxable Exchange or Other Taxable Disposition of Common Shares and Public Warrants

Subject to the PFIC rules discussed below under the heading “—Passive Foreign Investment Company Rules,” upon any sale, exchange or other taxable disposition of common shares or public warrants, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between (i) the sum of (x) the amount cash and (y) the fair market value of any other property, received in such sale, exchange or other taxable disposition and (ii) the U.S. Holder’s adjusted tax basis in such common shares or public warrants, in each case as calculated in U.S. dollars. If a U.S. Holder acquired such common shares or public warrants as part of a unit, the adjusted tax basis in the common shares or public warrants will be the portion of the acquisition cost allocated to the shares or warrants, respectively, or if such common shares were received upon exercise of public warrants, the initial basis of the common shares upon exercise of public warrants (generally determined as described below under the heading “—Tax Consequences of Ownership and Disposition of Common Shares and Public Warrants—Exercise or Lapse of a Public Warrant”). Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for such common shares or public warrants exceeds one (1) year. Long-term capital gain realized by a non-corporate U.S. Holder generally will be taxable at a reduced rate. The deduction of capital losses is subject to limitations. This gain or loss generally will be treated as U.S. source gain or loss.

Exercise or Lapse of a Public Warrant

A U.S. Holder generally will not recognize taxable gain or loss on the acquisition of a common share upon exercise of a public warrant for cash. The U.S. Holder’s tax basis in the common share received upon exercise of the public warrant generally will be an amount equal to the sum of the U.S. Holder’s initial investment in the public warrant (i.e., its tax basis, calculated in U.S. dollars) and the exercise price. The U.S. Holder’s holding period for a common share received upon exercise of the of a public warrant will begin on the day following the date of exercise (or possibly the date of exercise) of the public warrant and will not include the period during which the U.S. Holder held the public warrant. If a public warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such U.S. Holder’s tax basis in the warrant (calculated in U.S. dollars). Such loss will be long-term if the warrant has been held for more than one (1) year.

The tax consequences of a cashless exercise of a public warrant are not clear under current tax law. A cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s tax basis in the common shares received generally should equal the U.S. Holder’s tax basis in the public warrants. If the cashless exercise was not a realization event, it is unclear whether a U.S. Holder’s holding period for the common shares would be treated as commencing on the date of exercise of the public warrant or the day following the date of exercise of the public warrant. If the cashless exercise were treated as a recapitalization, the holding period of the common shares received would include the holding period of the public warrant.

It is also possible that a cashless exercise may be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder may be deemed to have surrendered a number of public warrants having a value equal to the exercise price for the total number of public warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the public warrants deemed surrendered and the U.S. Holder’s tax basis in the public warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the common shares received would equal the sum of the U.S. Holder’s tax basis in the public warrants exercised, and the exercise price of such public warrants. It is unclear whether a U.S. Holder’s holding period for the common shares would commence on the date of exercise of the public warrant or the day following the date of exercise of the public warrant; in either case, the holding period will not include the period during which the U.S. Holder held the public warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the common shares received, there can be no assurance as to which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the tax consequences of a cashless exercise.

If the Company redeems public warrants for cash or if the Company purchases public warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under the heading “—Tax Consequences of Ownership and Disposition of Common Shares and Public Warrants—Sale, Taxable Exchange or Other Taxable Disposition of Common Shares and Public Warrants.”

Adjustment to Exercise Price

Under Section 305 of the Code, if certain adjustments are made (or not made) to the number of shares to be issued upon the exercise of a public warrant or to the public warrant’s exercise price, a U.S. Holder may be deemed to have received a constructive distribution with respect to the warrant, which could result in adverse consequences for the U.S. Holder, including the inclusion of dividend income (with the consequences generally as described above under the heading “—Tax Consequences of Ownership and Disposition of Common Shares and Public Warrants—Dividends and Other Distributions on Common Shares”). The rules governing constructive distributions as a result of certain adjustments with respect to a public warrant are complex, and U.S. Holders are urged to consult their tax advisors on the tax consequences any such constructive distribution with respect to a public warrant.

Passive Foreign Investment Company Rules

The treatment of U.S. Holders of common shares and public warrants could be materially different from that described above if the Company is treated as a PFIC for U.S. federal income tax purposes.

If the Company is a PFIC for any taxable year, U.S. Holders of common shares or public warrants may be subject to adverse U.S. federal income tax consequences with respect to dispositions of, and distributions with respect to common shares, and may be subject to additional reporting requirements.

A non-U.S. corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income, or the Income Test or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income, or the Asset Test. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Based on our initial assessment, we do not believe that the Company was classified as a PFIC for U.S. federal income tax purposes for the taxable year ended December 31, 2025. However, the application of the PFIC rules is subject to uncertainty in several respects, and we cannot assure you that the IRS will not take a contrary position. Furthermore, whether the Company is classified as a PFIC is a factual determination that must be made annually after the close of each taxable year. Accordingly, there can be no assurance with respect to the Company’s status as a PFIC for the current or any future taxable year. Although PFIC status is generally determined annually, if the Company is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of common shares and the U.S. Holder did not make either a qualifying electing fund, or QEF, election or a mark-to-market election, or collectively, the PFIC Elections, for the first taxable year of the Company in which it was treated as a PFIC, and in which the U.S. Holder held (or was deemed to hold) such shares, or such U.S. Holder does not otherwise make an applicable purging election described below, such U.S. Holder generally will be subject to special and adverse rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its common shares and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the common shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the common shares).

Under these rules:

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the common shares;

•	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, and to any period in the U.S. Holder’s holding period before the first day of the Company’s first taxable year in which the Company is a PFIC, will be taxed as ordinary income;

•	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

PFIC Elections

In general, if the Company is determined to be a PFIC, a U.S. Holder may avoid the adverse PFIC tax consequences described above in respect of common shares by making and maintaining a timely and valid QEF election (if eligible to do so) to include in income its pro rata share of the Company’s net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the first taxable year of the U.S. Holder in which or with which the Company’s taxable year ends and each subsequent taxable year. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC Annual Information Statement from us. If the Company determines that it is a PFIC, the Company intends to provide the information necessary for U.S. Holders to make or maintain a QEF election, including information necessary to determine the appropriate income inclusion amounts for purposes of the QEF election. However, there is also no assurance that the Company will have timely knowledge of its status as a PFIC in the future or of the required information to be provided.

Alternatively, if the Company is a PFIC and common shares constitute “marketable stock,” a U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder makes a mark-to-market election with respect to such shares for the first taxable year in which it holds (or is deemed to hold) common shares and each subsequent taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its common shares at the end of such year over its adjusted basis in its common shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its common shares over the fair market value of its common shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its common shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its common shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to public warrants.

The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the SEC, including the Nasdaq (on which our common shares are currently listed), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the common shares cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consents to the revocation of the election. U.S. Holders are urged to consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to common shares under their particular circumstances.

The application of the PFIC rules to public warrants is unclear. A proposed Treasury Regulation issued under these rules generally treats an “option” (which would include a public warrant) to acquire the stock of a PFIC as stock of the PFIC, while a final Treasury Regulation issued under these rules provides that the holder of an option is not entitled make the PFIC Elections. Another proposed Treasury Regulation provides that for purposes of the PFIC rules, stock acquired upon the exercise of an option will be deemed to have a holding period that includes the period the U.S. Holder held the public warrants. As a result, if the proposed Treasury Regulations were to apply, and a U.S. Holder were to sell or otherwise dispose of such public warrants (other than upon exercise of such public warrants for cash) and the Company was a PFIC at any time during the U.S. Holder’s holding period of such public warrants, any gain recognized generally would be treated as an excess distribution, taxed as described above. If a U.S. Holder that exercises such public warrants properly makes and maintains a QEF election with respect to the newly acquired common shares (or has previously made a QEF election with respect to common shares), the QEF election will apply to the newly acquired common shares. Notwithstanding such QEF election, if the proposed Treasury Regulations were to apply, the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, would continue to apply with respect to such newly acquired common shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the public warrants), unless the U.S. Holder makes a purging election under the PFIC rules described in the following paragraph.

If the Company is treated as a PFIC and a U.S. Holder failed or was unable to timely make a PFIC Election for prior periods, a U.S. Holder might seek make a purging election to rid the common shares of the PFIC taint. A purging election might be desirable if, for example, a U.S. Holder misses the deadline for filing a QEF election for a prior period, or if the common shares were acquired through the exercise of public warrants with a holding period that includes the period the warrants were held, either as a result of the application of the proposed Treasury Regulations, or because the common shares are acquired through a cashless exercise that is treated as a recapitalization. Under one type of purging election, the U.S. Holder will be deemed to have sold such shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. Under another type of purging election, the Company will be deemed to have made a distribution to the U.S. Holder of such U.S. Holder’s pro rata share of the Company’s earnings and profits as determined for U.S. federal income tax purposes. In order for the U.S. Holder to make the second election, the Company must also be determined to be a “controlled foreign corporation” as defined by the Code (which is not currently expected to be the case). As a result of either purging election, the U.S. Holder will have a new basis and holding period in the common shares acquired upon the exercise of the public warrants solely for purposes of the PFIC rules.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders are urged to consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

Related PFIC Rules

If the Company is a PFIC and, at any time, has a foreign subsidiary that is classified as a PFIC, a U.S. Holder generally would be deemed to own a proportionate amount of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if the Company receives a distribution from, or disposes of all or part of its interest in, the lower-tier PFIC, or the U.S. Holder otherwise was deemed to have disposed of an interest in the lower-tier PFIC. In certain circumstances, a U.S. Holder may make a QEF election with respect to any lower-tier PFIC.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) and to provide such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations applicable to such U.S. Holder until such required information is furnished to the IRS.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of common shares and public warrants are urged to consult their own tax advisors concerning the application of the PFIC rules to the Company’s securities under their particular circumstances.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable to you depending upon your particular situation. You are urged to consult your own tax advisor with respect to the tax consequences to you of the ownership and disposition of our common shares and public warrants including the tax consequences under state, local, estate, foreign and other tax laws and tax treaties and the possible effects of changes in U.S. or other tax laws.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is, as of the date of this prospectus, a summary of the principal Canadian federal income tax considerations pursuant to the Income Tax Act (Canada) and the regulations thereunder, or the Tax Act, that generally apply to the acquisition, holding and disposition of common shares and public warrants by a person who is neither resident nor deemed to be resident in Canada for purposes of the Tax Act and acquires a beneficial interest in common shares or public warrants, or a Non-Resident Holder.

This summary applies only to a Non-Resident Holder who, at all relevant times, for purposes of the Tax Act:

•	holds common shares and/or public warrants as capital property;

•	does not, and is not deemed to, use or hold common shares or public warrants in the course of carrying on a business in Canada; and

•	deals at arm’s length and is not affiliated with us.

Special rules, which are not discussed in this summary, may apply to a Non-Resident Holder that is an insurer that carries on an insurance business in Canada and elsewhere or an “authorized foreign bank” (as defined in the Tax Act).

This summary is based on the current provisions of the Tax Act, all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, or the Tax Proposals, and an understanding of the current administrative policies and assessing practices of the Canada Revenue Agency, or the CRA, made publicly available prior to the date hereof. This summary assumes the Tax Proposals will be enacted in the form proposed, however, no assurance can be given that the Tax Proposals will be enacted in the form proposed, or at all. Except for the Tax Proposals, this summary does not take into account or anticipate any changes in law or administrative policies or assessing practices of the CRA, whether by legislative, governmental or judicial action, nor does it take into account other federal or any provincial, territorial or foreign income tax legislation or considerations, which may differ significantly from those discussed herein.

Generally, for the purposes of the Tax Act, all amounts relating to the acquisition, holding and disposition of common shares and public warrants (including dividends, adjusted cost base and proceeds of disposition) must be expressed in Canadian dollars. Amounts denominated in U.S. dollars must be converted into Canadian dollars using the applicable rate of exchange (for the purposes of the Tax Act) quoted by the Bank of Canada on the date such amounts arose, or such other rate of exchange as is acceptable to the CRA.

This summary is not exhaustive of all possible Canadian federal income tax considerations that apply to an investment in common shares and public warrants. Moreover, the income and other tax consequences of acquiring, holding or disposing of common shares or public warrants will vary depending on an investor’s particular circumstances. Accordingly, this summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any investor. Consequently, investors should consult their own tax advisors for advice with respect to the income tax consequences of an investment in common shares and public warrants based on their particular circumstances.

Adjusted Cost Base of Common Shares

The adjusted cost base to a Non-Resident Holder of a common share acquired pursuant to this offering will be determined by averaging the cost of that common share with the adjusted cost base (determined immediately before the acquisition of the common share) of all other common shares held as capital property by the Non-Resident Holder immediately prior to such acquisition.

Exercise of Public Warrants

No gain or loss will be realized by a Non-Resident Holder upon the exercise of a public warrant to acquire a common share. A Non-Resident Holder’s cost of a common share so acquired will equal the aggregate of such Non-Resident Holder’s adjusted cost base of the public warrant exercised plus the exercise price paid for such common share. The Non-Resident Holder’s adjusted cost base of such common share will be determined by averaging the cost of the common share with the adjusted cost base (determined immediately before the acquisition of the common share) of all other common shares held as capital property by such Non-Resident Holder immediately prior to such acquisition.

Dividends on Common Shares

Every Non-Resident Holder is liable to pay a Canadian withholding tax on every dividend that is or is deemed to be paid or credited to the Non-Resident Holder on the Non-Resident Holder’s common shares. The statutory rate of withholding tax is 25% of the gross amount of the dividend. Generally, the Canada - United States Tax Convention (1980), as amended, or the Treaty, reduces the statutory rate with respect to dividends that are or are deemed to be paid or credited to a Non-Resident Holder who is resident in the U.S. for purposes of the Treaty, the beneficial owner of such dividends, and entitled to benefits under the Treaty, to 15% of the gross amount of the dividend. The Company is required to withhold the applicable tax from dividends that are or are deemed to be paid or credited to the Non-Resident Holder, and to remit the tax to the Receiver General of Canada for the account of the Non-Resident Holder.

Dispositions of Common Shares and Public Warrants

A Non-Resident Holder will not be subject to tax under the Tax Act on any capital gain realized on a disposition or deemed disposition of common shares (other than a disposition to us, which may result in a deemed dividend, unless purchased by us in the open market in the manner in which common shares are normally purchased by any member of the public in the open market, in which case other considerations may arise) or public warrants, unless the common shares or public warrants (as applicable) constitute “taxable Canadian property” of the Non-Resident Holder for purposes of the Tax Act and the Non-Resident Holder is not entitled to relief under the Treaty or any other applicable income tax treaty or convention.

Generally, the common shares and public warrants will not constitute “taxable Canadian property” of a Non-Resident Holder for purposes of the Tax Act at a particular time provided that the common shares are listed at that time on a “designated stock exchange” for purposes of the Tax Act (which currently includes the Nasdaq), unless, at any particular time during the 60-month period that ends at that time, both of the following are true:

1.	(a) the Non-Resident Holder, (b) persons with whom the Non-Resident Holder does not deal at arm’s length (for the purposes of the Tax Act), (c) partnerships in which the Non-Resident Holder or a person described in (b) holds an interest directly or indirectly through one or more partnerships, or (d) any combination of persons or partnerships described in (a) to (c), owned 25% or more of the issued shares of any class or series of our capital; and

2.	more than 50% of the fair market value of the common shares was derived directly or indirectly from one or any combination of: (a) real or immovable properties situated in Canada; (b) “Canadian resource properties” (as defined in the Tax Act); (c) “timber resource properties” (as defined in the Tax Act); and (d) options in respect of, or interests in, or for civil law rights in, any of the foregoing property, whether or not the property exists.

NOTWITHSTANDING THE FOREGOING, IN CERTAIN CIRCUMSTANCES SET OUT IN THE TAX ACT, COMMON SHARES AND PUBLIC WARRANTS MAY BE DEEMED TO CONSTITUTE TAXABLE CANADIAN PROPERTY. NON-RESIDENT HOLDERS WHOSE COMMON SHARES OR PUBLIC WARRANTS MAY CONSTITUTE TAXABLE CANADIAN PROPERTY SHOULD CONSULT THEIR OWN TAX ADVISORS.

LEGAL MATTERS

Fasken Martineau DuMoulin LLP, or Fasken, has passed upon the validity of the securities offered by this prospectus and certain other legal matters related to Canadian law. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., or Mintz, has passed upon the validity of certain other legal matters. Fasken owns 14,630 common shares.

EXPERTS

The financial statements of TMC the metals company Inc. as of December 31, 2025 and 2024 and for the years then ended have been incorporated by reference herein and in the registration statement in reliance on the report of Ernst & Young LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at www.metals.co. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus. We include our website address in this prospectus only as an inactive textual reference. Information contained in our website does not constitute a part of this prospectus or our other filings with the SEC.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we or the selling securityholders may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 that we filed with the SEC on March 31, 2026;

•	our Current Report on Form 8-K that we filed with the SEC on January 2, 2026 (other than any portions of such filing that is furnished under applicable SEC rules rather than filed);

•	the portions of our Definitive Proxy Statements on Schedule 14A that we filed with the SEC on April 18, 2025, as supplemented on May 21, 2025, and on July 18, 2025, that are deemed filed under applicable SEC rules;

•	The description of our common shares contained in our Registration Statement on Form 8-A filed on September 10, 2021, including any amendment or report filed for the purpose of updating such description as updated by Exhibit 4.1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 that we filed with the SEC on March 31, 2026, and as subsequently amended or updated; and

•	all reports and other documents subsequently filed by us with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

The SEC file number for each of the documents listed above is 001-39281.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting:

TMC the metals company Inc.

1111 West Hastings Street, 15th Floor

Vancouver, British Columbia

V6E 2J3

(888) 458-3420

You may also access these documents on our website, www.metals.co. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement and free writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. Neither we nor the selling securityholders are making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

ENFORCEABILITY OF CIVIL LIABILITIES AND SERVICE OF PROCESS

We are incorporated under the laws of the Province of British Columbia, Canada with our registered office located in Vancouver, British Columbia, Canada. All or substantially all of our assets are located outside the United States, and substantially all of our business, including our operations, is conducted outside the United States. In addition, some of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets may be located outside the United States. As a result, it could be difficult or impossible for you to effect service of process on us or these individuals in the United States in the event that you believe that your rights have been infringed under applicable securities laws or otherwise or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on civil liability provisions of the U.S. securities laws. There can be no assurance that U.S. investors will be able to enforce against us, members of our board of directors, officers or certain experts named herein who are residents of Canada or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws. There is uncertainty with respect to whether a Canadian or other non-U.S. court would take jurisdiction on a matter of liability predicated solely upon U.S. federal securities laws or any state securities or blue-sky laws, and uncertainty with respect to whether a Canadian or other non-U.S. court would enforce a foreign judgement on liabilities predicated upon the U.S. federal securities laws or any state securities or blue-sky laws.

TMC THE METALS COMPANY INC.

COMMON SHARES

PREFERRED SHARES

DEBT SECURITIES

WARRANTS

UNITS

PROSPECTUS

March 31, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of the various expenses, all of which the registrant will pay, in connection with the issuance and distribution of the securities being registered.

SEC registration fee	$(1)
FINRA filing fee	(2)
Printing and engraving expenses	(2)
Legal fees and expenses	(2)
Accountants’ fees and expenses	(2)
Transfer agent and registrar fees and expenses	(2)
Miscellaneous expenses	(2)
Total	(2)

(1)	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all registration fees for the securities offered by this registration statement.

(2)	The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

Under the BCBCA, a company may indemnify a director or officer, a former director or officer, or a person who acts or acted at the company’s request as a director or officer, or an individual acting in a similar capacity, of another entity, which we collectively refer to as an eligible party, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative, investigative or other proceeding in which he or she is involved because of that association with the company or other entity, if: (1) the individual acted honestly and in good faith with a view to the best interests of such company or the other entity, as the case may be; and (2) in the case of a proceeding other than a civil proceeding, the individual had reasonable grounds for believing that the individual’s conduct was lawful. A company cannot indemnify an eligible party if it is prohibited from doing so under its articles, even if it had agreed to do so by an indemnification agreement (provided that the articles prohibited indemnification when the indemnification agreement was made). A company may advance the expenses of an eligible party as they are incurred in an eligible proceeding only if the eligible party has provided an undertaking that, if it is ultimately determined that the payment of expenses was prohibited, the eligible party will repay any amounts advanced. On application from an eligible party, a court may make any order the court considers appropriate in respect of an eligible proceeding, including the indemnification of penalties imposed or expenses incurred in any such proceedings and the enforcement of an indemnification agreement.

Subject to the BCBCA, our articles require us to indemnify an eligible party and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and we must after final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each eligible party is deemed to have contracted with us on the terms of the indemnity contained in our articles. In addition, our articles specify that failure of an eligible party to comply with the provisions of the BCBCA or our articles will not invalidate any indemnity to which he or she is entitled. Our articles also allow for us to purchase and maintain insurance for the benefit of specified eligible parties.

We entered into indemnity agreements with our directors and certain officers. Each indemnity agreement provides for indemnification and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to us, or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law and subject to the terms and conditions of such indemnity agreement.

We have also purchased insurance policies relating to certain liabilities that our directors and officers may incur in such capacity.

Item 16. Exhibits

(a) The following exhibits are filed herewith or incorporated herein by reference:

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/ Reg. Number
1.1*	Form of Underwriting Agreement

4.1	Notice of Articles of TMC the metals company Inc.		Form 10-K (Exhibit 3.1)	3/31/2026	001-39281

4.2	Articles of TMC the metals company Inc.		Form 8-K (Exhibit 3.3)	1/2/2026	001-39281

4.3	TMC the metals company Inc. Common Share Certificate		Form 8-K (Exhibit 4.1)	9/15/2021	001-39281

4.4*	Instrument with respect to Preferred Shares

4.5	Form of Senior Indenture	X

4.6	Form of Subordinated Indenture	X

4.7*	Form of Senior Debt Security

4.8*	Form of Subordinated Debt Security

4.9*	Form of Warrant Agreement and Warrant

4.10*	Form of Unit Agreement and Unit

4.11	Warrant Agreement between Continental Stock Transfer & Trust Company and Sustainable Opportunities Acquisition Corp., dated May 8, 2020		Form 8-K (Exhibit 4.1)	5/8/2020	001-39281

4.12	Form of Class A Warrant to Purchase Common Shares		Form 8-K (Exhibit 4.1)	8/14/2023	001-39281

4.13	Form of Class B Warrant to Purchase Common Shares		Form 8-K (Exhibit 4.1)	11/15/2024	001-39281

4.14	Waiver to Class B Warrants to Purchase Common Shares		Form 8-K (Exhibit 4.1)	6/18/2025	001-39281

4.15	Form of Class C Warrant to Purchase Common Shares		Form 8-K (Exhibit 4.1)	5/12/2025	001-39281

4.16	Common Share Purchase Warrant, dated May 30, 2025, issued to the Government of the Republic of Nauru		Form 8-K (Exhibit 4.1)	6/4/2025	001-39281

4.17	Common Share Purchase Warrant, dated August 4, 2025, issued to the Government of the Kingdom of Tonga		Form 8-K (Exhibit 4.1)	8/4/2025	001-39281

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/ Reg. Number
4.18	Common Share Purchase Warrant, dated June 25, 2025, issued to Korea Zinc Company, Ltd.		Form 10-Q (Exhibit 4.4)	8/14/2025	001-39281

5.1	Opinion of Fasken Martineau DuMoulin LLP	X

5.2	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.	X

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm	X

23.2	Consent of Fasken Martineau DuMoulin LLP (included in Exhibit 5.1)	X

23.3	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.2)	X

23.4	Consent of Qualified Person (TRS) - AMC Consultants Pty Ltd	X

23.5	Consent of Qualified Person (TRS) - MARGIN - Marine Geoscience Innovation	X

23.6	Consent of Qualified Person (TRS) - APYS Subsea Ltd	X

23.7	Consent of Qualified Person (TRS) - Canadian Engineering Associates Ltd	X

23.8	Consent of Qualified Person (TRS) - Lanasera Pty Ltd	X

23.9	Consent of Qualified Person (TRS) - Anthony O’Sullivan	X

23.10	Consent of Qualified Person (TRS) - Rutger Bosland	X

23.11	Consent of Qualified Person (TRS) - Dr. Michael Clarke	X

23.12	Consent of Qualified Person (TRS) - Adam Price.	X

23.13	Consent of Qualified Person (IA) - AMC Consultants Pty Ltd	X

23.14	Consent of Qualified Person (IA) - MARGIN - Marine Geoscience Innovation	X

23.15	Consent of Qualified Person (IA) - APYS Subsea Ltd	X

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/ Reg. Number
23.16	Consent of Qualified Person (IA) - Canadian Engineering Associates Ltd	X

23.17	Consent of Qualified Person (IA) - Lanasera Pty Ltd	X

23.18	Consent of Qualified Person (IA) - Anthony O’Sullivan	X

23.19	Consent of Qualified Person (IA) - Rutger Bosland	X

23.20	Consent of Qualified Person (IA) - Dr. Michael Clarke	X

23.21	Consent of Qualified Person (IA) - Adam Price	X

24.1	Power of attorney (included on the signature page)	X

25.1**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture

25.2**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture

107	Filing Fee Table	X

*	To be subsequently filed, if applicable, by an amendment to this registration statement or as part of a Current Report on Form 8-K.

**	To be subsequently filed, if applicable, in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, or the Act, in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York on March 31, 2026.

TMC THE METALS COMPANY INC.

By:	/s/ Craig Shesky
Craig Shesky
Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Gerard Barron and Craig Shesky, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

Name	Title	Date

/s/ Gerard Barron	Chief Executive Officer and Chairman	March 31, 2026
Gerard Barron	(Principal Executive Officer)

/s/ Craig Shesky	Chief Financial Officer	March 31, 2026
Craig Shesky	(Principal Financial and Accounting Officer)

/s/ Andrew Greig	Director	March 31, 2026
Andrew Greig

/s/ Andrew Hall	Director	March 31, 2026
Andrew Hall

/s/ Michael Hess	Director	March 31, 2026
Michael Hess

/s/ Stephen Jurvetson	Director	March 31, 2026
Stephen Jurvetson

/s/ Andrei Karkar	Director	March 31, 2026
Andrei Karkar

/s/ Sheila Khama	Director	March 31, 2026
Sheila Khama

/s/ Christian Madsbjerg	Director	March 31, 2026
Christian Madsbjerg

/s/ Brendan May	Director	March 31, 2026
Brendan May

/s/ Alex Spiro	Director	March 31, 2026
Alex Spiro